UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

CORINDUS VASCULAR ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-176581	30-0687898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverley Oaks Rd., Suite 105, Waltham, MA 02452

(Address of principal executive offices and Zip Code)

(508) 653-3335

(Registrant’s telephone number, including area code)

N/A

(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information included in Item 3.02 of this current report on Form 8-K relating to the Purchase Agreement (as defined therein) is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

On September 12, 2014, Corindus Vascular Robotics, Inc., a Nevada corporation (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement") with multiple investors (collectively, the "Investors") relating to the issuance and sale of the Company's common stock in a private placement. At the anticipated closing of the private placement on or before September 17, 2014 (the "Closing Date"), the Company will sell an aggregate of 10,666,570 shares of common stock (the "Shares") at $2.50 per share, for an aggregate purchase price of $26,666,425. The Company plans to use the net proceeds from the sale of the Shares for sales and marketing, research and development, and general corporate purposes. A copy of the form of Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the private placement, Stifel, Nicolaus & Company, Incorporated ("Stifel") and Cowen and Company, LLC ("Cowen") served as the Company's placement agents. As compensation for their services, the Company will pay Stifel and Cowen, upon the closing of the Offering, a cash fee of $1 million and reimbursement of out-of-pocket expenses of up to $35,000. The Company will also pay legal fees and expenses for the Investors in the aggregate of up to $20,000, resulting in net proceeds to the Company of $25,611,425.

The Shares will be issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Rule 506 of Regulation D promulgated thereunder. The Shares will be issued directly by the Company and do not involve a public offering or general solicitation. The Investors in the private placement are "Accredited Investors" as that term is defined in Rule 501 of Regulation D and are acquiring the Shares for investment only and not with a present view toward, or for resale in connection with, the public sale or distribution thereof.

As part of the Purchase Agreement, the Company agreed to file a registration statement (the "Registration Statement") covering the resale of the Shares no later than 45 days from the Closing Date. The Company has agreed to use its best efforts to effect the registration (including a declaration of effectiveness of the Registration Statement by the SEC) no later than 90 days from the Closing Date (120 days if reviewed by SEC) (the "Effectiveness Date"). If the Registration Statement does not become effective on or before the Effectiveness Date or ceases to be effective, or Investors are otherwise not permitted to utilize the prospectus in such Registration Statement to resell the Shares, in accordance with the terms of the Purchase Agreement, the Company has agreed, among other things, to pay to the Investors 1.50% of each Investor's aggregate purchase price of the Shares for each 30-day period that the Registration Statement is not effective, up to a maximum of 10.0% of such aggregate purchase price.

On September 15, 2014, the Company and the Investors entered into an Amendment to Securities Purchase Agreement (the "Amendment"), to amend Section 4.11 to the following:

"Limitation on Beneficial Ownership. The Purchaser (and its Affiliates or any other persons with which it is acting in concert) shall not be entitled to purchase pursuant to this Agreement, and the Company shall not, from and after the date of this Agreement, without the prior written consent of the Purchaser, cause such Purchaser to own or control, such number of shares of capital stock that would result in such Purchaser becoming, directly or indirectly, the beneficial owner of more than 9.9% of a class of voting securities of the Company for purposes of beneficial ownership under the Exchange Act."

A copy of the form of Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release issued in connection with the private placement is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exh. No.	Date	Document

10.1	September 12, 2014	Securities Purchase Agreement, form of*
10.2	September 15, 2014	Amendment to Securities Purchase Agreement, form of*
99.1	September 12, 2014	Press Release issued by the Company announcing the signing of the Securities Purchase Agreement and other matters*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2014

CORINDUS VASCULAR ROBOTICS, INC.

By:	/s/David M. Handler
David M. Handler, Chief Executive Officer